                                                                    EXHIBIT 4.4

                        FOUNDING STOCKHOLDERS AGREEMENT

This Founding Stockholders Agreement (the "Agreement"), dated as of March 1, 1999, is entered into by and between Clean Energy Technologies, Inc., a Delaware corporation (the "Company"), BO Tech Burner Systems Ltd., a British Columbia corporation ("BO Tech"), John D. Chato, an individual ("Chato"), John P. Thuot, an individual ("Thuot"), James V. DeFina, an individual ("DeFina"), Barry A. Sheahan, an individual ("Sheahan"), Robert Alexander, an individual ("Alexander"), 818879 Alberta, Ltd., an Alberta corporation ("818879 Alberta"), and Ravenscraig Properties Limited ("Ravenscraig"), with reference to the following facts:

                                   RECITALS:
                                   --------

WHEREAS:

A. BO Tech, Chato, Thuot, DeFina, Sheahan, Alexander and Ravenscraig (collectively, the "Common Stockholders") have collectively subscribed to purchase nine million six hundred forty three thousand seven hundred fifty (9,643,750) shares of the Company's Common Stock, par value one mil ($0.001) (the "Common Stock"), for aggregate purchase money consideration of U.S. $1,000;

B. 818879 Alberta has subscribed to purchase one thousand (1,000) shares of the Company's Series "A" Convertible Preferred Stock, par value one mil ($0.001) (the "Series "A" Preferred Stock"), for aggregate purchase money consideration of U.S. $500;

C. The Company, the Common Stockholders and 818879 Alberta each desire to ensure the continuity of the Company's management and ownership by limiting the control and ownership of the Company to persons reasonably acceptable to such parties, and

D. The Company, the Common Stockholders and 818879 Alberta each desire to set forth certain rights and restrictions of mutual benefit to such parties.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively "parties" and individually a "party") agree as follows:

                                  AGREEMENT:
                                  ---------

1.   RESTRICTIONS ON SALE OR TRANSFER OF SERIES A PREFERRED STOCK

     818879 Alberta agrees that it shall not, without the prior written consent of the Company, sell or assign the Series "A" Preferred Stock except to its affiliates (as such term is defined below). In the event of any unpermitted sale or transfer, the Company shall have the right to convert the Series "A" Preferred Stock into Common Stock pursuant to the mechanics of Section 5.03B(1) of Article Fifth of the Company's Certificate of Incorporation as filed on March 1, 1999. The term "affiliate" " for purposes of this section 1 shall mean any
                                                     ---------
party controlling, controlled by, or under common control with 818879 Alberta, or any party related to any such affiliate.

2.   CONVERSION OF SERIES A PREFERRED STOCK

     818879 Alberta agrees that the Company shall have the right to convert the Series "A" Preferred Stock into Common Stock pursuant to the mechanics of
Section 5.03B(1) of Article Fifth of the

Company's Certificate of Incorporation as filed on March 1, 1999 in the event the aggregate holdings of Ravenscraig or its affiliates (as such term is defined below) in the Common Stock should, at any time, become less than five percent (5%) of the total number of shares of Common Stock outstanding (unless such decrease is attributable to a stock redemption). The term "affiliate" for purposes of this section 2 shall mean any party controlling, controlled by, or
                 ---------
under common control with Ravenscraig, or any party related to any such affiliate.

3. NOMINATION OF SERIES A DIRECTOR BY 8188789 ALBERTA; APPOINTMENT OF BOARD OBSERVER

     In the event 818879 Alberta requests a position on the Board pursuant to the terms of Section 5.01E of Article Fifth of the Company's Certificate of Incorporation as filed on March 1, 1999, then 818879 Alberta shall nominate a candidate for such position who is reasonably acceptable to the Company, and shall vote its shares of Series "A" Preferred Stock in favor of the election of such nominee. Notwithstanding the preceding sentence, 818879 Alberta shall have the right at all times so long as it or its affiliates hold the Series "A" Preferred Stock to have an observer attend all meetings of the Board.

4.   CONSENT TO DIVIDEND BY 8188789 ALBERTA

     818879 Alberta agrees that it shall not, in the event the Company's Common Stock is quoted on the Nasdaq National Market, withhold its consent to a dividend pursuant Section 5.01C(8) of Article Fifth of the Company's Certificate of Incorporation as filed on March 1, 1999.

5.   OFFERING PARTICIPATION RIGHTS

     In the event the Company desires at any time on or before March 30, 2002, to issue any securities (other than debt securities with no equity feature) in a private offering, the Company shall offer to each Common Stockholder the right for thirty (30) days to purchase, under certain conditions and with certain exceptions, such securities at the price at which the securities are to be issued. If a Common Stockholder elects to purchase more securities than offered, such Common Stockholder will be entitled to purchase his, her or its pro rata portion of the offered securities. This preemptive right shall not apply to, among other events: (i) securities issued or created as a result of any stock dividend, subdivision, reclassification, recapitalization or similar event; (ii) securities issued pursuant to a firm commitment underwritten public offering;
(iii) securities issued to fulfill or comply with any obligation of the Company to issue securities pursuant to any present or future stock option plan, stock purchase, bonus, savings investment, or other stock incentive programs for the benefit of the directors, officers, employees of or consultants to the Company;
(iv) securities issued in isolated transactions in payment for goods and services; (v) securities issued by reason of the exercise of outstanding options, warrants or other rights to acquire securities; or (vi) securities issued in consideration of the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of the stock or assets of another entity. These rights are personal, non-transferable rights limited to the Common Stockholders, subject to certain rights of transfer to family members or affiliates described below or with the consent of the Company in its sole discretion, and may only be exercised by such Common Stockholder or permitted assignee if he, she or it holds at least 5,000 shares of Common Stock.

6.   TAG-ALONG RIGHT

     In the event the stockholders of the Company, approve the sale, transfer, exchange or other disposition of fifty percent (50%) or more of the capital stock of the Company in a single or series of related transactions (an "Approved Stock Sale Transaction"), Ravenscraig and its permitted successors shall have the right (the "Tag-Along Right") to sell, transfer, exchange or otherwise dispose of any shares of Common Stock then held by such persons as part of such Approved Stock Sale Transaction on a pro rata basis with all other selling stockholders, notwithstanding that such persons did not approve of such Approved Stock Sale Transaction and/or did not otherwise consent to the sale, transfer, exchange or other disposition of their shares of Common Stock in accordance with the terms of such Approved Stock Sale Transaction.

7.   OTC BULLETIN BOARD(R) LOCK-UP RESTRICTIONS

     In the event the Common Stock is quoted on the OTC Bulletin Board before December 31, 2000, the Common Stockholders agree they will be subject to certain contractual volume limitations on their sale on such market (the "OTC Bulletin Board Lock-Up"), subject to the Company's consent, in its sole discretion, to the waiver of such volume limitations; provided, however, any such waiver shall, to the extent granted, be exercised on a pro rata basis with respect to all holders of Common Stock (including shares received upon conversion of the Series "A" Preferred Stock) who desire to sell shares on the OTC Bulletin Board. These lock-up provisions are intended to assist in the creation of an orderly market for the sale of the Common Stock on the OTC Bulletin Board. Specifically, shares of Common Stock held by any current stockholder are allocated equally amongst four stock certificates. Shares of Common Stock evidenced by the first stock certificate will be issued free of the OTC Bulletin Board Lock-Up provision. Shares evidenced by the second stock certificate can be sold on the OTC Bulletin Board upon the earlier of three months following the initial quotation of the Common Stock on the OTC Bulletin Board or June 30, 2000. Shares evidenced by the third stock certificate can be sold on the OTC Bulletin Board upon the earlier of six months following the initial quotation of the Common Stock on the OTC Bulletin Board or September 30, 2000. Shares evidenced by the fourth stock certificate can be sold on the OTC Bulletin Board upon the earlier of nine months following the initial quotation of the Common Stock on the OTC Bulletin Board or December 31, 2000. Notwithstanding the foregoing, any holder of less than 3,000 shares of Common Stock may sell their shares on the OTC Bulletin Board at any time free of the OTC Bulletin Board Lock-Up.

8.   APPROVAL OF "CHANGE IN CONTROL" TRANSACTIONS

     A.   General. The Common Stockholders agree that none of them will vote to
          -------
approve any transaction or series of transactions which would effectuate a Change In Control (as such term is defined below) unless such transaction is approved by a majority of shares of Common Stock held by the Common Stockholders and a majority of shares of Series "A" Preferred Stock. The term "Change In Control" shall mean any time an "Acquiring Person" attains, by reason of and immediately after a transaction or series of related transactions (other than a "Non-Control Transaction"), "Beneficial Ownership" of fifty percent (50%) or more of the "Total Combined Voting Power" of the Company's then outstanding "Voting Securities" (all as defined below). Notwithstanding the foregoing, a Change In Control shall not be deemed to have occurred solely because any Person acquires Beneficial Ownership of more than the threshold percentage of the outstanding Voting Securities as a result of an acquisition of Voting Securities by the Company (each, a "Redemption") which, by reducing the number of Voting Securities outstanding, increased the percentage of outstanding Voting Securities Beneficially Owned by such Person; provided, however, that: (i) a Change In Control would occur as a result of a Redemption but for the operation of this sentence, and (ii) after such Redemption, such Person becomes the Beneficial Owner of any additional Voting Securities, which increase the percentage of the then outstanding Voting Securities Beneficially Owned by such Person over the percentage owned as a result of the Redemption, then a Control Acquisition shall occur.

     B.   Definitions. The term "Acquiring Person" shall mean any "Person" (as
          -----------
defined below) with the exception of: (i) any Employee Benefit Plan (or a trust forming a part thereof) maintained by the Company, or by any corporation or entity in which the Company holds fifty percent (50%) or more of the Voting Securities (each, a "Controlled Subsidiary"); (ii) the Company or any Controlled Subsidiary; or (iii) any Person which acquires the threshold percentage of Voting Securities through a Non-Change In Control Transaction. The term "Non-Change In Control Transaction" shall mean any transaction in which the stockholders of the Company immediately before such transaction directly or indirectly own, immediately following such transaction, at least a majority of the Total Combined Voting Power (as defined below) of the outstanding Voting Securities (as defined below) of the surviving corporation (or other entity) resulting from such transaction, in substantially the same proportion as such stockholders' ownership of the Company's Voting Securities immediately before such transaction. The terms "Person," "Beneficial Ownership," "Total Combined Voting Power" and "Voting Securities" shall have the meaning described to such terms in Sections 13(d) and 14(d) of the Exchange Act and Rule 13d-3 promulgated thereunder.

9.   TERM

     This Agreement shall remain in effect until March 30, 2002; provided, however, section 1 through section 3 of this Agreement shall terminate earlier
         ---------         ---------
as of the date that the Series "A" Preferred Stock is converted into Common
Stock.

10.  REPRESENTATIONS AND WARRANTIES

     Each of the parties to this Agreement hereby represents and warrants to each of the other parties to this Agreement, each of which is deemed to be a separate representation and warranty, as follows:

     A.   Organization, Power and Authority. Such party: (i) if an entity, is
          ---------------------------------
duly organized, validly existing and in good standing under the laws of its state, territory or province of incorporation or organization; and (ii) if an entity or fiduciary, has all requisite corporate or other power and authority to enter into this Agreement.

     B.   Authorization. The execution and delivery of this Agreement by such
          -------------
party, and the performance by such party of the transactions herein contemplated, have, if such party is an entity or a fiduciary, been duly authorized by, and are prohibited under, its governing organization or authorizing documents, and no further corporate or other action on the part of such party is necessary to authorize this Agreement, or the performance of such transactions.

     C.   Validity. This Agreement has been duly executed and delivered by such
          --------
party and, assuming due authorization, execution and delivery by each of the other parties hereto, is valid and binding upon such party in accordance with its terms, except as limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor rights generally; and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     D.   Non-Contravention. Neither the execution or delivery of this Agreement
          -----------------
by such party, nor the performance by such party of the transactions contemplated herein: (i) will, if such party is an entity, breach or conflict with any of the provisions of such party's governing, organizational or authorizing documents; or (ii) to the best of such party's knowledge and belief, will such actions violate or constitute an event of default under any agreement or other instrument to which such party is a party.

     E.   Fairness. The terms and conditions of the transactions contemplated by
          --------
this Agreement
are fair and reasonable to such party based upon all of the facts and circumstances at the time this Agreement is entered into; and such party has voluntarily entered into the transactions contemplated by this Agreement, without duress or coercion.

11.  INTERPRETATION AND CONSTRUCTION

     A.   Preparation of Agreement. The parties have participated jointly in the
          ------------------------
negotiation and drafting of this Agreement and each provision hereof. In the event any ambiguity, conflict, omission or other question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the parties, and no presumption or burden of proof shall be presumed, implied or otherwise construed favoring or disfavoring any party by virtue of the authorship of this Agreement or of any provision hereof.

     B.   Performance on Business Day. In the event the date on which a party is
          ---------------------------
required to take any action under the terms of this Agreement is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day. For purposes of this section, the term "business day" shall mean Monday through Friday (excluding any legal holidays).

     C.   Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties made by any party in connection with any transaction contemplated by this Agreement shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Agreement and the performance or consummation of any transaction described in this Agreement, and shall continue in full force and effect forever thereafter (subject to any applicable statutes of limitation).

     D.   Independent Significance. The parties intend that each representation,
          ------------------------
warranty and covenant shall have independent significance. If any party has falsely made or breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not falsely made or breached shall not detract from or mitigate the fact that the party has falsely made or breached the first representation, warranty or covenant.

     E.   Entire Agreement; No Collateral Representations. Each party expressly
          -----------------------------------------------
acknowledges and agrees that this Agreement, and the agreements and documents referenced herein: (i) are the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (ii) supersede any prior or contemporaneous agreements, memorandums, proposals, commitments, guaranties, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (iii) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

     F.   Amendment; Waiver; Forbearance. Except as expressly provided herein,
          ------------------------------
neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of: (i) any breach of any term, provision or agreement; (ii) the performance of any act or obligation under this Agreement; and/or (iii) any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right under this Agreement, or of any preceding or subsequent breach thereof. No forbearance by a party in seeking a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

     G.   Remedies Cumulative. The remedies of each party under this Agreement
          -------------------
are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

     H.   Severability If any term or provision of this Agreement, or the
          ------------
application thereof to any person or circumstance, shall to any extent be determined to be invalid, illegal or unenforceable under present or future laws, then, and in such event: (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and still be legal, valid and enforceable; and (ii) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest legal extent.

     I.   Time is of the Essence. Except and to the extent there is a specific
          ----------------------
cure provision in this Agreement, each party understands and agrees that: (i) time of performance is strictly of the essence with respect to each and every date, term, condition, obligation and provision hereof imposed upon such party; and (ii) the failure to timely perform any of the terms, conditions, obligations or provisions hereof by such party shall constitute a material breach and a noncurable (but waivable) default under this Agreement by such party.

     J.   Parties in Interest. Nothing in this Agreement shall confer any rights
          -------------------
or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any, or as may be permitted hereunder; nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement; nor shall any provision give any third person any right of subrogation or action against any party to this Agreement.

     K.   No Reliance Upon Prior Representations. Each party acknowledges that:
          --------------------------------------
(1) no other party has made any oral representation or promise which would induce such party, prior to executing this Agreement, to change such party's position to his, her or its detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (2) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Agreement, or such party has taken such action at its own risk.

     L.   Rules of Construction. In interpreting the meaning of this Agreement:
          ---------------------
(i) the term "person" is defined in its broadest sense to include any individual or natural person, entity (as such term is defined in this subsection L) and/or
                                                           ------------
fiduciary (as such term is defined in this subsection L), and their respective
                                           ------------
successors and assigns; (ii) the term "entity" means any legal entity, including any corporation, association, joint stock company, partnership (limited, general or limited liability), joint-venture, and limited liability company, business trust, trust (whether revocable or irrevocable), pension or profit sharing plan, individual retirement account, or fiduciary or custodial arrangement; (iii) the term "fiduciary" means any person acting in a fiduciary capacity, including in their capacity as a trustee or a custodian; (iv) the term "affiliate" means any person controlling, controlled by, or under common control with a party (for purposes of the foregoing, the term "control" (including with the correlative meanings, the terms "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or by contract or otherwise); (v) the term "subsidiary" means any entity in which a party holds a controlling interest; (vi) the words "herein" and "hereunder" and other words of similar report refer to this Agreement as a whole, and not to any particular sections, subsections, paragraph, subparagraph or other subdivision of this Agreement; (vii) the words "including," "includes," and "include" shall be deemed to be followed by the words "including without limitation;" (viii) the word "or" shall not be deemed to be exclusive unless the context indicates otherwise; and (ix) the word "all" shall be deemed to include the word "any," and vice versa. All pronouns and any variation thereof used in this Agreement shall be deemed to refer to the masculine, feminine, or neuter (as the case may be), and to the singular or plural (as the case may be), as the identity of the person or persons or the context may require for proper interpretation of this Agreement. Any references in this Agreement to "dollars" shall be deemed to refer to the currency of the United States of America, unless such reference specifically references a dollar-denominated currency of a country other than the United States of America. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. Each cross-references in this Agreement shall, unless specifically directed to another agreement or document, be construed only to refer to provisions within this Agreement, and shall not be construed to refer to the overall transaction or to any other agreement or document. Each exhibit, addendum, schedule and/or attachment referenced in this Agreement shall be construed to be incorporated into this Agreement by such reference and made a part hereof. References to any agreements (other than this Agreement) shall include all amendments, modifications, supplements and/or renewals thereof. Unless the context requires otherwise: (1) any reference herein to any federal, state, local or foreign statutes or laws (collectively, the "Statutes") will be deemed to include all rules and regulations promulgated thereunder: and (2) any references herein to any Statute and/or any specific section or provision of any such Statute are intended to refer to such section or provision thereof as presently enacted and as subsequently amended, succeeded, recodified or renumbered.

12.  ENFORCEMENT

     A.   Applicable Law. This Agreement and the rights and remedies of each
          --------------
party arising out of or relating to this Agreement (including equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the Province of British Columbia, as if this Agreement were made, and as if its obligations were to be performed in their entirety, within the Province of British Columbia.

     B.   Consent to Jurisdiction and Venue; Service of Process. Any "action or
          -----------------------------------------------------
proceeding" (as such term is defined below) arising out of or relating to this Agreement shall be filed in and litigated solely before the provincial courts of the Province of British Columbia. By execution and delivery of this Agreement, each party: (i) generally and unconditionally accepts the exclusive jurisdiction of the aforesaid courts and venue therein, and waives to the fullest extent provided by law any defense or objection to such jurisdiction and venue based upon the doctrine of "forum non conveniens;" and (ii) consents to service of process in any such action or proceeding by delivery of certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement. The term "action or proceeding" is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the Province of British Columbia for any purpose except as provided above, and shall not be deemed to confer rights on any person other than the parties to this Agreement.

     C.   Waiver of Right to Jury Trial. Each party hereby waives such party's
          -----------------------------
respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Agreement; and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

     D.   Consent to Specific Performance and Injunctive Relief; Waiver of Bond
          ---------------------------------------------------------------------
or Security. Each party acknowledges that each of the other parties to this
-----------
Agreement may, as a result of such party's breach of his, her or its covenants and obligations under this Agreement, sustain substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Consequently, such party agrees that the non-breaching parties shall be entitled, in the event of such party's breach or threatened breach of his, her or its covenants and obligations hereunder, to obtain equitable relief from a court of competent jurisdiction including enforcement of each provision of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the rights of the non-breaching parties, requiring performance by such breaching party, or enjoining any breach by such breaching party, all without proof of any actual damages that have been or may be caused to the non-breaching party(s) by such breach or threatened breach, and without the posting of bond or other security in connection therewith. The defending party waives the claim or defense therein that any non-breaching party bringing the such action or proceeding has an adequate remedy at law, and such defending party shall not allege or otherwise assert the legal position that any such remedy at law exists. Each party agrees and acknowledges that: (i) the terms of this subsection D are fair, reasonable and necessary to protect the legitimate
     ------------
interests of the other parties to this Agreement; (ii) this waiver is a material inducement to each of the other parties to enter into the transactions contemplated hereby; and (iii) each of the other parties relied upon this waiver in entering into this Agreement; and will continue to rely on this waiver in their future dealings with such party. Each party represents and warrants that such party has reviewed this provision with such party's legal counsel, and that such party has knowingly and voluntarily waived his, her or its rights following consultation with legal counsel.

     E.   Recovery of Fees and Costs. If any party institutes, or should any
          --------------------------
party otherwise become a party to, any action or proceeding based upon or arising out of this Agreement, including the enforcement or interpretation of this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the "prevailing party" (as such term is defined below) in any such action or proceeding, whether or not such action or proceeding proceeds to final judgment or determination, shall be entitled to receive from the non-prevailing party as a cost of suit, and not as damages, all fees, costs and expenses of enforcing any right of the prevailing party (collectively, "fees and costs"), including: (i) reasonable attorneys' fees and costs and expenses; (ii) witness fees (including experts engaged by the parties, but excluding officers, directors, employees, managers or general partners of the parties); (iii) accountants' fees; (iv) fees of other professionals and (v) any and all other similar fees incurred in the prosecution or defense of the action or proceeding; including the following: (1) postjudgment motions; (2) contempt proceedings;

(3) garnishment, levy, and debtor and third party examinations; (4) discovery and (5) bankruptcy litigation. All of the aforesaid fees and costs shall be deemed to have accrued upon the commencement of such action, and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of the aforesaid fees, costs and expenses incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. The term "prevailing party" is defined as the party who is determined to prevail by the court after its consideration of all damages and equities in the action or proceeding (the court shall retain the discretion to determine that no party is the prevailing party, in which case no party shall be entitled to recover its fees and costs under this subsection E).
------------

13.  MISCELLANEOUS

     A.   Costs and Expenses. Except as expressly set forth in this Agreement,
          ------------------
each party shall pay all legal and other fees, costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement; in performing due diligence or retaining professional advisors; and in complying with such party's covenants, agreements and conditions contained herein.

     B.   Cooperation. Each party agrees, without further consideration, to
          -----------
cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

     C.   Notices. Unless otherwise specifically provided in this Agreement, all
          -------
notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of notice shall be deemed to have been given upon delivery); (ii) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt); or (iv) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Notices shall be addressed to such address as the party shall have specified in a writing delivered to the other parties in accordance with this section. Any notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subsection C.
                                           ------------

     D.   Counterparts; Electronically Transmitted Documents This Agreement may
          --------------------------------------------------
be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

     E.   Execution by All Parties Required to be Binding. This Agreement shall
          -----------------------------------------------
not be construed to be an offer and shall have no force and effect until this Agreement is fully executed and delivered by all parties hereto pursuant to the terms of section D. Until such
                                                         ---------
time as all parties fully execute this Agreement, any party who has previously executed and delivered this Agreement may revoke such execution and delivery.

WHEREFORE, the parties hereto have executed this Agreement in the City of Burnaby, Province of British Columbia, as of the date first set forth above.

                            CLEAN ENERGY TECHNOLOGIES, INC.

                            By:  /s/ John P. Thuot
                               -----------------------------
                                  John P. Thuot, President

                            BO TECH BURNER SYSTEMS, LTD.

                            By:  /s/ John P. Thuot
                               -----------------------------
                                  John P. Thuot, President

                                 /s/ John D. Chato
                            --------------------------------
                                  John D. Chato

                                 /s/ John P. Thuot
                            --------------------------------
                                  John P. Thuot

                                 /s/ James V. DeFina
                            --------------------------------
                                  James V. DeFina

                                 /s/ Barry A. Sheahan
                            --------------------------------
                                  Barry A. Sheahan

                                 /s/ Robert Alexander
                            --------------------------------
                                  Robert Alexander

                            818879 ALBERTA, LTD.

                            By:  /s/ R. Dirk Stinson
                               -----------------------------
                                  R. Dirk Stinson, President

                            RAVENSCRAIG PROPERTIES LIMITED

                            By:  /s/ Sammy Chow
                               -----------------------------
                                  Sammy Chow, on behalf of its Secretary,
                                  Corporate House